Exhibit 4.1
LASSO LOGIC, LLC
EMPLOYEE COMMON UNIT OPTION PLAN
          Lasso Logic, LLC (the “Company”) sets forth the terms of an Employee Common Unit Option Plan (the “Plan”) as follows:
          1. PURPOSE
               This Plan is intended to advance the interests of the Company by recognizing the importance of key employees to the long-term economic growth and success of the Company and creating incentives for such employees to improve business results of the Company by providing them with an opportunity to acquire or increase a proprietary interest in the Company. To this end, this Plan provides for the grant of options to purchase Common Units of Lasso Logic, LLC, all as set out herein.
          2. DEFINITIONS
               For purposes of interpreting this Plan and related documents (including Unit Option Agreements), the definitions in this Section 2 shall apply. Sections refer to sections of this Plan.
               1933 Act: The Securities Act of 1933, as now in effect or as hereafter amended.
               Affiliate: Any entity (other than the Company) in an unbroken chain of entities beginning with or ending with the Company, provided each such entity in the unbroken chain (other than the Company) owns, at the time of the determination, equity securities possessing fifty percent (50%) or more of the total combined voting power of all classes of equity securities in one of the other entities in such chain.
               Board of Managers: The Board of Managers of the Company.
               Code: The Internal Revenue Code of 1986, as now in effect or as hereafter amended, and, unless the context otherwise requires, applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future revenue laws.
               Company: Lasso Logic, LLC and any successor entity
               Effective Date: The date of adoption of this Plan by the Board of Managers.

               Exchange Act: The Securities Exchange Act of 1934, as now in effect or as hereafter amended.
               Expiration Date: The tenth anniversary of the Grant Date.
               Fair Market Value: The fair market value of Unit Options as determined in good faith by the Board of Managers of the Company in its sole discretion.
               Grant Date: The later of (i) the date as of which the Board of Managers approves the grant and (ii) the date as of which the Holder and the Company enter into the relationship resulting in the Holder being eligible for grants.
               Holder: A person who holds Unit Options under this Plan.
               Plan: The Lasso Logic, LLC Employee Common Unit Option Plan as provided for herein.
               Unit: A “Common Unit” as that term is defined in the Limited Liability Company Agreement of Lasso Logic, LLC
               Unit Option: A right to purchase one or more Units pursuant to this Plan.
               Unit Option Agreement: The written agreement evidencing the grant of a Unit Option hereunder.
               Unit Option Period: The period during which Unit Options may be exercised as defined in Section 10.
               Unit Option Price: The purchase price for each Unit subject to a Unit Option.
          3. ADMINISTRATION
               3.1 Board of Managers. This Plan shall be administered by the Board of Managers.
               3.2 Action by Board of Managers. The Board of Managers shall have such powers and authorities related to the administration of this Plan as are consistent with the Limited Liability Company Agreement of Lasso Logic, LLC and applicable law. The Board of Managers shall have the full power and authority to take all actions and to make all determinations required or provided for under this Plan, any Unit Option granted hereunder, or any Unit Option Agreement entered into hereunder, and shall have the full power and authority to take all such other actions and determinations not inconsistent with the specific terms and provisions of this Plan that the Board of Managers deems to be necessary or appropriate to the administration of this Plan, any Unit Option granted hereunder, or any Unit Option Agreement entered into hereunder. All such actions and determinations shall be in accordance with the Limited Liability Company Agreement of Lasso Logic, LLC and with applicable law. The interpretation and construction by the Board of Managers of any provision of this Plan, any Unit Option granted hereunder, or any Unit Option Agreement entered into hereunder shall be final and conclusive.
               3.3 No Liability. No member of the Board of Managers shall be liable for any action or determination made in good faith with respect to this Plan or any Unit Option granted or Unit Option Agreement entered into hereunder.
          4. UNITS
               The total number of Units with respect to which Unit Options may be granted under this Plan shall not exceed 2,620,000 Units, subject to adjustment as provided in Section 15 below. If any Unit Options expire, terminate, or are terminated or canceled for any reason prior to exercise or vesting in full, the Units that were subject to the unexercised, forfeited, or terminated Unit Options shall be available for future grants of Unit Options under this Plan, such awards, if any, to be at the sole discretion of the Board of Managers.
          5. ELIGIBILITY
               5.1 Designated Recipients. Unit Options may be granted under this Plan to (i) any employee who is employed by the Company or its Affiliates on a full-time basis as the Board of Managers shall determine and designate from time to time or (ii) any other individual whose participation in this Plan is determined by the Board of Managers to be in the best interests of the Company and is so designated by the Board of Managers.
               5.2 Successive Grants. An individual may hold more than one Unit Option, subject to such restrictions as are provided herein.
          6. EFFECTIVE DATE AND TERM OF THE PLAN
               6.1 Effective Date. This Plan shall be effective as of the date of its adoption by the Board of Managers.
               6.2 Term. This Plan shall terminate on the tenth (10th) anniversary of the Effective Date.

          7. GRANT OF UNIT OPTION
               Subject to the terms and conditions of this Plan, the Board of Managers shall make grants of Unit Options to such eligible individuals as the Board of Managers may determine, on such terms and conditions as the Board of Managers may determine. Such authority specifically includes the authority, in order to effectuate the purposes of this Plan but without amending this Plan, to modify grants to eligible individuals who are foreign nationals or are individuals who are employed outside the United States to recognize differences in local law, tax policy, or custom.
          8. UNIT OPTION AGREEMENTS
               All Unit Options granted pursuant to this Plan shall be evidenced by Unit Option Agreements, to be executed by the Company and by the Holder, in such form or forms as the Board of Managers shall from time to time determine. Unit Option Agreements covering Unit Options granted from time to time or at the same time need not contain similar provisions; provided, however, that all such Unit Option Agreements shall comply with all terms of this Plan.
          9. UNIT OPTION PRICE
               The Unit Option Price shall be fixed by the Board of Managers and stated in each Unit Option Agreement. The Unit Option Price for a Unit may be less than the Fair Market Value of the Units on the Grant Date of the Unit Option, provided, however, that (i) in the case of a Unit Option granted to a Holder, who, at the time of grant of such Option, owns Units representing more than ten percent (10%) of the voting power of all classes of Units of the Company or any parent or subsidiary of the Company, the Unit Option Price shall be no less than 110% of the Fair Market Value per Unit on the date of grant and (ii) in the case of a Unit Option granted to any other Holder, the per Share exercise price shall be no less than 85% of the Fair Market Value per Unit on the date of grant.
          10. TERM AND EXERCISE OF UNIT OPTION
               10.1 Term. Each Unit Option granted under this Plan shall terminate and all rights to purchase Units thereunder shall cease upon the expiration of ten years after the Grant Date of such Unit Option, or on such date prior thereto as may be fixed by the Board of Managers and stated in the Option Agreement relating to such Unit Option.
               10.2 Unit Option Period and Limitations on Exercise. Each Unit Option granted under this Plan shall be exercisable, in whole or in part, at any time and from time to time over a period commencing on or after the Grant Date and ending upon the expiration or termination of the Unit Option, as the Board of Managers shall determine and set forth in the Unit Option Agreement relating to such Unit Option. Without limiting the foregoing, the Board of Managers, subject to the terms and conditions of this Plan, may in its sole discretion provide that a Unit Option may not be exercised in whole or in part for a stated period or periods of time during which such Unit Option is outstanding, provided, however, that each Unit Option shall become exercisable at a rate of no less than 20% per year over five (5) years from the date each such Option is granted. Any limitation on the exercise of a Unit Option may be rescinded, modified or waived by the Board of Managers, in its sole discretion, at any time and from time to time after the Grant Date of such Unit Option, so as to accelerate the time at which the Unit Option may be exercised. Notwithstanding the foregoing, in no event may the Unit Option be exercised, in whole or in part, after ten years following the Grant Date of the Unit Option.
               10.3 Method of Exercise and Payment. Unit Options that are exercisable hereunder may be exercised by the Holder’s delivery to the Company of written notice of the exercise and the number of Units for which the Unit Option are being exercised. Such delivery shall occur on any business day, at the Company’s principal office, addressed to the attention of the Board of Managers. An attempt to exercise any Unit Option granted hereunder other than as set forth above shall be invalid and of no force and effect. Unless otherwise stated in the applicable Unit Option Agreement, an individual holding or exercising Unit Options shall have none of the rights of an owner of a Common Unit (e.g., the right to receive cash distributions attributable to the subject Common Units) until the Unit Options have been exercised. Promptly after the exercise of Unit Options, the individual exercising the Unit Options shall pay to the Company in cash an amount equal to the Unit Option Price of the Units as to which Unit Options are being exercised.
          11. CANCELLATION OF UNIT OPTIONS AND REPURCHASE RIGHTS
               11.1 Termination of Employment. Upon the termination of the employment of a Holder with the Company or an Affiliate, other than by reason the death or “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code), any Unit Option granted to the Holder pursuant to this Plan shall terminate, and such Holder shall have no further right to purchase Units pursuant to such Unit Option at any time after 30 days from the date of such termination above; provided, however, that the Board of Managers may provide, by inclusion of appropriate language in any Unit Option Agreement, that a Holder may (subject to the general limitations on exercise set forth in Section 10.2 above), in the event of termination of employment of the Holder with the Company or an Affiliate, exercise a Unit Option, in whole or in part, at any time at least 30 days subsequent to such termination of employment and prior to termination of the Unit Option pursuant to Section 10.2 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.2 above, as the Board of Managers, in its sole and absolute discretion, shall determine and set forth in the Unit Option Agreement. Notwithstanding the foregoing, whether a leave of absence or leave on military or government service shall constitute a termination of employment for purposes of this Plan, shall be determined by the Board of Managers, which determination shall be final and conclusive. For purposes of this Plan, a termination of employment with the Company or an Affiliate shall not be deemed to occur if the Holder is immediately thereafter employed with the Company or any other Affiliate.
               11.2 Rights in the Event of Death. If a Holder dies while employed by the Company or an Affiliate, the executors or administrators or legatees or distributees of such Holder’s estate shall have the right (subject to the general limitations on exercise set forth in Section 10.2 above), at any time within one year after the date of such Holder’s death and prior to termination of the Option pursuant to Section 10.1 above, to exercise any Unit Option held by such Holder at the date of such Holder’s death, whether or not such Unit Option was exercisable immediately prior to such Holder’s death; provided however, that the Board of Managers may provide by inclusion of appropriate language in any Unit Option Agreement that, in the event of the death of a Holder, the executors of administrators or legatees or distributees of such Holder’s estate may exercise a Unit Option (subject to the general limitations on exercise set forth in Section 10.2 above), in whole or in part, at any time at least one year subsequent to such Holder’s death and prior to termination of the Unit Option pursuant to Section 10.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.2 above, as the Board of Managers, in its sole and absolute discretion, shall determine and set forth in the Unit Option Agreement.
               11.3 Rights In the Event of Disability. If a Holder terminates employment with the Company or an Affiliate by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Holder, then such Holder shall have the right (subject to the general limitations on exercise set forth in Section 10.2 above), at any time within one year after such termination of employment and prior to termination of the Unit Option held by such Holder at the date of such termination of employment, whether or not such Unit Option was exercisable immediately prior to such termination of employment; provided; however, that the Board of Managers may provide, by inclusion of appropriate language in any Unit Option Agreement, that a Holder may (subject to the general limitations on exercise set forth in Section 10.2 above), in the event of the termination of employment of the Holder with the Company or an Affiliate by reason of the “permanent and total disability” (within the meaning of Section 22(e)(3) of the Code) of such Holder, exercise a Unit Option, in whole or in part, at any time at least one year subsequent to such termination of employment and prior to termination of the Unit Option pursuant to Section 10.1 above, either subject to or without regard to any installment limitation on exercise imposed pursuant to Section 10.2 above, as the Board of Managers, in its sole and absolute discretion, shall determine and set forth in the Unit Option Agreement. Whether a termination of employment is to be considered by reason of “permanent and total disability” for purposes of this Plan shall be determined by the Board of Managers, which determination shall be final and conclusive.
          12. NONTRANSFERABILITY
               During the lifetime of a Holder, only such Holder (or, in the event of legal incapacity or incompetency, the guardian or legal representative of the Holder) may exercise Unit Options, unless a specific exception is granted by the Board of Managers to transfer such Option (i) by will, (ii) by the laws of descent and distribution, or (iii) to family members (within the meaning of Rule 701 of the Securities Act) through gifts or domestic relations orders, as permitted by Rule 701 of the Securities Act..
          13. REQUIREMENTS OF LAW
               As of the Effective Date, it is the intent and understanding of the Company that Unit Options, Units and Percentage Interests are not subject to the 1933 Act or state securities law. The Company shall not be required to sell or issue any securities under any Unit Option Agreement if the sale or issuance of such securities would constitute a violation by the Holder, the individual exercising Unit Options, or the Company of any provisions of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations. If at any time the Company shall determine, in its discretion, that the listing, registration or qualification of any securities upon any securities exchange or under any governmental regulatory body is necessary or desirable as a condition of, or in connection with, the issuance or purchase of securities hereunder, Unit Options may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Company, and any delay caused thereby shall in no way affect the date of termination of Unit Options. Any determination in this connection by the Board of Managers shall be final, binding, and conclusive. The Company may, but shall in no event be obligated to, register any securities covered hereby pursuant to the 1933 Act. The Company shall not be obligated to take any affirmative action in order to cause the exercise of Unit Options or the issuance of securities pursuant thereto to comply with any law or regulation of any governmental authority.
          14. AMENDMENT AND TERMINATION OF THE PLAN
               Unless sooner terminated, the Plan shall continue in effect for a term of ten (10) years from the later of (i) the effective date of the Plan, or (ii) the earlier of the most recent Board of Managers or Member approval of an increase in the number of Shares reserved for issuance under the Plan. The Board of Managers, at any time and from time to time, may amend, suspend, or terminate this Plan as to any Units as to which Unit Options have not been granted. The Company may retain the right in a Unit Option Agreement to cause a forfeiture of the rights of a Holder on account of the Holder taking actions in “competition with the Company,” as defined in the applicable Unit Option Agreement. Except as permitted under this Section 14, no amendment, suspension, or termination of this Plan shall, without the consent of the Holder, alter or impair rights or obligations under any Unit Options theretofore granted under this Plan.
          15. EFFECT OF CHANGE IN CONTROL AND CHANGES IN CAPITALIZATION
               15.1 Changes in Ownership Interests. If the outstanding Units in the Company are increased or decreased or the Units are changed into or exchanged for a different number or kind of interests or other securities of the Company on account of any recapitalization, reclassification, split-up, reverse split, combination of interests, exchange of interests, dividend or other distribution payable in Units, or other increase or decrease in such Units effected without receipt of consideration by the Company, occurring after the Effective Date of this Plan, the number and kinds of Units as to which Unit Options may be granted under this Plan shall be adjusted proportionately and accordingly by the Board of Managers, provided that the Board of Managers shall make such adjustments to the extent required by and in compliance with Section 25102(o) of the California Code. In addition, the number and kind of Units as to which Unit Options are outstanding shall be adjusted proportionately and accordingly so that the proportionate interest of the Holder immediately following such event shall, to the extent practicable, be equivalent as immediately before such event. Any such adjustment in outstanding Unit Options shall not change the aggregate Unit Option Price with respect to Units that are subject to the unexercised portion of Unit Options outstanding but shall include a corresponding proportionate adjustment in the Unit Option Price per Unit.
               15.2 Reorganization in Which the Company Is the Surviving Entity. Subject to Section 15.3 hereof, if the Company shall be the surviving entity in any reorganization, merger, or consolidation of the Company with one or more other entities, any Unit Option theretofore granted pursuant to this Plan shall pertain to and apply to the securities to which a holder of the number of Units subject to such Unit Option would have been entitled immediately following such reorganization, merger, or consolidation, with a corresponding proportionate adjustment of the Unit Option Price per Unit so that the aggregate Unit Option Price thereafter shall be the same as the aggregate Unit Option Price of the Units remaining subject to the Unit Option immediately prior to such reorganization, merger, or consolidation.

               15.3 Reorganization in Which the Company Is Not the Surviving Entity or Sale of Assets or Units. Upon the dissolution or liquidation of the Company, or upon a merger, consolidation, or reorganization of the Company with one or more other entities in which the Company is not the surviving entity, or upon a sale of substantially all of the assets of the Company to another entity, or upon any transaction (including, without limitation, a merger or reorganization in which the Company is the surviving entity) approved by the Board of Managers that results in any person or entity (or person or entities acting as a group or otherwise in concert) owning 80 percent or more of the combined voting power of all classes of securities of the Company, this Plan and all Unit Options outstanding hereunder shall terminate, except to the extent provision is made in writing in connection with such transaction for the continuation of this Plan or the assumption of such Unit Options theretofore granted, or for the substitution for such Unit Options of new options covering the stock, partnership interest, or limited liability company interests or units of a successor Company, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kinds of shares or units and exercise prices, in which event this Plan and Unit Options theretofore granted shall continue in the manner and under the terms so provided. In the event of any such termination of this Plan, each individual holding a Unit Option shall have the right (subject to the general limitations on exercise set forth in Section 10.2 above), immediately before the occurrence of such termination and during such period occurring before such termination as the Board of Managers in its sole discretion shall determine and designate, to exercise such Unit Option in whole or in part, whether or not such Unit Option was otherwise exercisable at the time such termination occurs. The Board of Managers shall send written notice of an event that will result in such a termination to all individuals who hold Unit Options not later than the time at which the Company gives notice thereof to its members.
               15.4 Adjustments. Adjustments under this Section 15 related to Units or securities of the Company shall be made by the Board of Managers, whose determination in that respect shall be final, binding, and conclusive.
               15.5 No Limitations on Company. The grant of Unit Options pursuant to this Plan shall not affect or limit in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure or to merge, consolidate, dissolve, or liquidate, or to sell or transfer all or any part of its business or assets.
          16. DISCLAIMER OF RIGHTS
               No provision in this Plan or in any Unit Options granted or Unit Option Agreement entered into pursuant to this Plan shall be construed to confer upon any individual the right to remain in the employ or service of the Company or any affiliate, or to interfere in any way with any contractual or other right or authority of the Company or any affiliate either to increase or decrease the compensation or other payments to any individual at any time, or to terminate any employment between any individual and the Company or an affiliate. In addition, notwithstanding anything contained in this Plan to the contrary, unless otherwise stated in the applicable Unit Option Agreement, no Unit Options granted under this Plan shall be affected by any change of duties or position of the Holder (including a transfer to or from the Company or an affiliate), so long as such Holder continues to be an employee of the Company or an Affiliate. The obligation of the Company to pay any benefits pursuant to this Plan shall be interpreted as a contractual obligation to pay only those amounts described herein, in the manner and under the conditions prescribed herein. This Plan shall in no way be interpreted to require the Company to transfer any amounts to a third party trustee or otherwise hold any amounts in trust or escrow for payment to any participant or beneficiary under the terms of this Plan.
          17. NONEXCLUSIVITY OF THE PLAN
               The adoption of this Plan shall not be construed as creating any limitations upon the right and authority of the Board of Managers to adopt such other incentive compensation arrangements (which arrangements may be applicable either generally to a class or classes of individuals or specifically to a particular individual or particular individuals) as the Board of Managers in its discretion determines desirable, including, without limitation, the granting of options otherwise than under this Plan.
          18. CAPTIONS
               The use of captions in this Plan or any Unit Option Agreement is for the convenience of reference only and shall not affect the meaning of any provision of this Plan or such Unit Option Agreement.
          19. WITHHOLDING TAXES
               The Company shall have the right to deduct from payments of any kind otherwise due to a Holder any federal, state, or local taxes of any kind required by law to be withheld with respect to any payments, distributions and property transferred under this Plan. At the time of exercise, the Holder shall pay to the Company any amount that the Company may reasonably determine to be necessary to satisfy such withholding obligation.
          20. OTHER PROVISIONS
          The Company shall provide to each Holder and to each individual who acquires Units pursuant to the Plan, not less frequently than annually during the period such Holder has one or more Options outstanding, and, in the case of an individual who acquires Units pursuant to the Plan, during the period such individual owns such Units, copies of annual financial statements. The Company shall not be required to provide such statements to key employees whose duties in connection with the Company assure their access to equivalent information.
          The Plan shall be subject to approval by a majority-in-interest of the Members of the Company within twelve (12) months after the date the Plan is adopted. Such Member approval shall be obtained in the degree and manner required under applicable laws.
          Each Unit Option Agreement under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Board of Managers, in its sole discretion.
          21. NUMBER AND GENDER
               With respect to words used in this Plan, the singular form shall include the plural form, the masculine gender shall include the feminine gender, etc., as the context requires.
          22. SEVERABILITY
               If any provision of this Plan or any Unit Option Agreement shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction.
          23. GOVERNING LAW
               The validity and construction of this Plan and the instruments evidencing the Unit Options granted hereunder shall be governed by the laws of the State of Delaware.
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          This Plan was duly adopted and approved by the Board of Managers of the Company on the 2nd day of September, 2004.